Investor Contact:                        Press Contact:
Suzanne Park                            Eric Nash
Stamps.com Investor Relations                Stamps.com Public Relations
(310) 482-5830                        (310) 482-5942
invrel@stamps.com                        publicrelations@stamps.com

STAMPS.COM ANNOUNCES COMPLETION OF METAPACK LTD. ACQUISITION

EL SEGUNDO, Calif., August 15, 2018 – Stamps.com® (Nasdaq:STMP) today announced that it has completed its acquisition of MetaPack Ltd., a United Kingdom based company that provides the world’s leading multi-carrier enterprise-level solution to many of the world’s preeminent e-commerce retailers and brands.

Stamps.com purchased MetaPack for approximately $220 million in cash funded from existing cash and investments. Stamps.com plans for MetaPack to operate as a wholly owned subsidiary, led by its existing management team.

Stamps.com also today announced it has granted inducement stock options for an aggregate of 320,250 shares of Stamps.com common stock to 72 new employees in connection with its recent acquisition of MetaPack. The stock options were granted as inducements material to the new employees entering into employment with Stamps.com, pursuant to the Stamps.com 2018 MetaPack Equity Inducement Plan, which was approved by Stamps.com’s Compensation Committee. The awards were granted without stockholder approval in accordance with Nasdaq Listing Rule 5635(c)(4).

Each option vests 25% on the one year anniversary of the grant date with the remaining 75% vesting in approximately equal monthly increments over the succeeding thirty-six months, provided that the option holder is still employed by Stamps.com on the vesting dates. The stock options have a ten year term and an exercise price equal to closing price of Stamps.com common stock on the grant date of August 15, 2018.

About MetaPack
Founded in 1999, MetaPack helps e-commerce and delivery professionals to meet with the consumer’s growing expectations of delivery, while maintaining and optimizing operational efficiency. MetaPack’s SaaS solution offers a wide range of personalized delivery services, from global order tracking to simplified return procedures, through a catalogue of 450 carriers and 5,000 services available throughout the world. Thanks to MetaPack, more than 550 million packages are sent annually by many of the world’s leading e-commerce retailers.

About Stamps.com
Stamps.com (Nasdaq: STMP) is the leading provider of postage online and shipping software solutions to over 725 thousand customers, including consumers, small businesses, e-commerce shippers, enterprises, and high volume shippers. Stamps.com offers solutions that help businesses run their shipping operations more smoothly and function more successfully under the brand names Stamps.com, Endicia, ShipStation, ShipWorks and ShippingEasy.

Stamps.com’s family of brands provides seamless access to mailing and shipping services through integrations with more than 500 unique partner applications.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995
This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that are not historical facts, and may relate to future events or the company’s anticipated results, business strategies or capital requirements, among other things, all of which involve risks and uncertainties. You can identify many (but not all) such forward-looking statements by looking for words such as “assumes,” “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “projects,” “seeks,” “intends,” “plans,” “could,” “would,” “may” or other similar expressions. Important factors which could cause actual results to differ materially from those in the forward-looking statements, include the Company's ability to successfully integrate and realize the benefits of its past or future strategic acquisitions or investments, and other important factors that are detailed in filings with the Securities and Exchange Commission made from time to time by Stamps.com, including its Annual Report on Form 10-K for the year ended December 31, 2017, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Matters described in forward-looking statements may also be affected by other known and unknown risks, trends, uncertainties and factors, many of which are beyond the company’s ability to control or predict. Stamps.com undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Trademarks
Stamps.com, the Stamps.com logo, Endicia, ShipStation, ShipWorks, ShippingEasy and MetaPack are registered trademarks of Stamps.com Inc. and its subsidiaries. All other brands and names used in this release are the property of their respective owners.